EX-99.7(a)(i)


                          NEUBERGER BERMAN INCOME FUNDS
                                 INVESTOR CLASS
                             DISTRIBUTION AGREEMENT

                                   SCHEDULE A

        The Series currently subject to this Agreement are as follows:

        Neuberger Berman Cash Reserves
        Neuberger Berman Government Money Fund
        Neuberger Berman High Yield Bond Fund
        Neuberger Berman Limited Maturity Bond Fund
        Neuberger Berman Municipal Money Fund
        Neuberger Berman Municipal Securities Trust


Dated: February 9, 2001